                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



To the

     Mohegan Tribal Gaming Authority:



As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                              ARTHUR ANDERSEN LLP

Hartford, Connecticut
April 20, 1999